Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Atea Pharmaceuticals, Inc.:

We consent to the use of our report incorporated by reference herein.

/s/ KPMG LLP

Boston, Massachusetts

October 30, 2020